                                                                    EXHIBIT 99.2

             Disposition of Mattson Technology, Inc.'s Wet Business
                         Pro Forma Financial Information

On March 17, 2003, Mattson Technology, Inc. and certain of it's subsidiaries ("Mattson") completed the sale of its Wet Business to SCP Global Technology, Inc. ("SCP") pursuant to an Asset Purchase Agreement for a total purchase price of $2.0 million, subject to adjustments for certain contractual terms with respect to the net working capital sold to SCP by Mattson.

The unaudited pro forma condensed consolidated financial information of Mattson set forth below is used to show the effects of the sale of Mattson's Wet Business as if it occurred on December 31, 2002 for balance sheet purposes, based on certain estimates and assumptions. The unaudited pro forma condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or the financial position of Mattson as a result of the sale of the Wet Business.

The unaudited pro forma condensed consolidated financial information of Mattson set forth below consists of unaudited pro forma condensed consolidated balance sheet information and the associated footnotes as of December 31, 2002, and unaudited pro forma condensed consolidated statements of operations information for the years ended December 31, 2002 and December 31, 2001, which assumes that the sale of the Wet Business occurred on January 1, 2001. The unaudited pro forma condensed consolidated statement of operations do not include the effect of one-time charges incurred as a result of the sale of the Wet Business to SCP. Mattson's unaudited pro forma condensed consolidated statements of operations information for the year ended December 31, 2000 are not presented because the Wet Business was originally acquired on January 1, 2001, and therefore there were no pro forma adjustments for this period.

The unaudited pro forma condensed consolidated balance sheet information gives effect to Mattson's receipt of the initial proceeds of $2.0 million from SCP as if such transaction had occurred on December 31, 2002. Certain adjustments expected to occur as a result of the sale have been reflected in the unaudited pro forma condensed consolidated balance sheet information. Determination of the actual net assets sold to SCP, the total purchase price and the loss on sale is subject to various post-closing adjustments and the performance of certain services.

The Stock and Asset Purchase Agreement for the Wet Products Division also provides for an earn-out payable to Mattson, up to an aggregate maximum of $5 million, based upon sales by SCP of certain products to identified customers through December 31, 2004. The amounts that can be earned by Mattson under this earn-out provision are not included in unaudited pro forma financial information.

The following pro forma financial statements are derived from Mattson's historical consolidated financial statements after having given effect to the sale of its Wet Business to SCP Global Technologies, Inc. Consequently, the following unaudited pro forma condensed financial statements have been derived from, and should be read in conjunction with accompanying notes thereto, with Mattson's historical consolidated financial statements and related notes thereto, included in Mattson's Annual Report on Form 10-K filed with the SEC on March 31, 2003.

                            MATTSON TECHNOLOGY, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             As of December 31, 2002
                                 (in thousands)

                                                                                            Pro Forma       Pro Forma as
                                                                         As Reported       Adjustments        Adjusted
                                                                         -----------     ---------------   --------------
                                     ASSETS
Current assets:
  Cash and cash equivalents                                              $    87,879     $   (31,592)(1)
                                                                                              34,113 (2)   $    90,400
  Restricted cash                                                              1,105            (521)(1)           584
  Accounts receivable, net of allowance for doubtful accounts of
   $10,552 and $7,787 in 2002 as reported and pro forma as adjusted,
   respectively                                                               34,834          (6,967)(1)        27,867
  Advance billings                                                            27,195          (9,950)(1)        17,245
  Inventories                                                                 50,826         (14,858)(1)        35,968
  Inventories - delivered systems                                             47,444         (45,358)(1)         2,086
  Prepaid expenses and other current assets                                   13,676            (196)(1)        13,480
                                                                         -----------     -----------       -----------
       Total current assets                                                  262,959         (75,329)          187,630
Property and equipment                                                        18,855          (1,621)(1)        17,234
Goodwill                                                                      12,675          (5,905)(1)         6,770
Intangibles                                                                   15,254          (9,734)(1)         5,520
Other assets                                                                   2,416            (506)(1)         1,910
                                                                         -----------     -----------       -----------
       Total assets                                                      $   312,159     $   (93,095)      $   219,064
                                                                         ===========     ===========       ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                       $    14,346          (1,867)(1)   $    12,479
  Accrued liabilities                                                         77,795         (10,781)(1)
                                                                                              12,792 (3)
                                                                                               2,156 (4)        81,962
  Deferred revenue                                                           108,698         (82,451)(1)        26,247
                                                                         -----------     -----------       -----------
       Total current liabilities                                             200,839         (80,151)          120,688
                                                                         -----------     -----------       -----------

Long-term liabilities:
  Deferred income taxes                                                        5,215          (3,849)(1)         1,366
                                                                         -----------     -----------       -----------
       Total long-term liabilities                                             5,215          (3,849)            1,366

                                                                         -----------     -----------       -----------
       Total liabilities                                                     206,054         (84,000)          122,054
                                                                         -----------     -----------       -----------

Commitments and contingencies
Stockholders' equity:
  Common Stock                                                                    45               -                45
  Additional paid-in capital                                                 542,482               -           542,482
  Accumulated other comprehensive income (loss)                                7,131          (4,867)(1)         2,264
  Treasury stock                                                              (2,987)              -            (2,987)
  Accumulated deficit                                                       (440,566)         (4,228)(5)      (444,794)
                                                                         -----------     -----------       -----------
       Total stockholders' equity                                            106,105          (9,095)           97,010
                                                                         -----------     -----------       -----------
       Total liabilities and stockholders' equity                        $   312,159     $   (93,095)      $   219,064
                                                                         ===========     ===========       ===========

    The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

                            MATTSON TECHNOLOGY, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      For the Year Ended December 31, 2002
                  (in thousands, except per share information)

                                                                                        Pro Forma          Pro Forma as
                                                                     As Reported      Adjustments (6)       Adjusted
                                                                  ----------------   ---------------    ---------------
Net sales                                                             $    203,520        $  (77,456)       $   126,064
Cost of sales                                                              163,063           (60,980)           102,083
                                                                  ----------------   ---------------    ---------------
  Gross profit                                                              40,457           (16,476)            23,981
                                                                  ----------------   ---------------    ---------------
Operating expenses:
  Research, development and engineering                                     37,395            (4,735)            32,660
  Selling, general and administrative                                       86,218           (13,506)            72,712
  Amortization of goodwill and intangibles                                   6,591            (4,280)             2,311
  Non-recurring, restructuring and other charges                            17,307            (9,026)             8,281
                                                                  ----------------   ---------------    ---------------
     Total operating expenses                                              147,511           (31,547)           115,964
                                                                  ----------------   ---------------    ---------------
Income (loss) from operations                                             (107,054)           15,071            (91,983)
Interest expense                                                            (1,660)               33             (1,627)
Interest income                                                              2,380              (980)             1,400
Other income, net                                                           11,916               817             12,733
                                                                  ----------------   ---------------    ---------------
Income (loss) before provision (benefit) for income taxes and
cumulative effect of change in accounting principle                        (94,418)           14,941            (79,477)
Provision (benefit) for income taxes                                          (147)            2,857              2,710
                                                                  ----------------   ---------------    ---------------
Net income (loss)                                                     $    (94,271)       $   12,084        $   (82,187)
                                                                  ================   ===============    ===============
Net income (loss) per share:
  Basic                                                               $      (2.23)                         $     (1.95)
  Diluted                                                             $      (2.23)                         $     (1.95)
Shares used in computing net income (loss) per share:
  Basic                                                                     42,239                               42,239
  Diluted                                                                   42,239                               42,239

    The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

                           MATTSON TECHNOLOGY, INC.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      For the Year Ended December 31, 2001
                  (in thousands, except per share information)

                                                                                 Pro Forma        Pro Forma as
                                                              As Reported      Adjustments (6)      Adjusted
                                                            ---------------   ----------------   --------------
Net sales                                                       $   230,149         $  (54,873)     $   175,276
Cost of sales                                                       198,350            (55,908)         142,442
Inventory valuation charges                                          26,418            (11,952)          14,466
                                                            ---------------   -----------------  --------------
  Gross profit                                                        5,381             12,987           18,368
                                                            ---------------   -----------------  --------------
Operating expenses:
  Research, development and engineering                              61,114            (13,937)          47,177
  Selling, general and administrative                               110,785            (21,881)          88,904
  Acquired in-process research and development                       10,100            (10,100)               -
  Amortization of goodwill and intangibles                           33,457            (27,256)           6,201
  Non-recurring, restructuring and other charges                    150,666           (144,010)           6,656
                                                            ---------------   -----------------  --------------
     Total operating expenses                                       366,122           (217,184)         148,938
                                                            ---------------   -----------------  --------------
Income (loss) from operations                                      (360,741)           230,171         (130,570)
Interest expense                                                     (2,989)               444           (2,545)
Interest income                                                       4,354               (102)           4,252
Other income                                                          3,651             (2,942)             709
                                                            ---------------   -----------------  --------------
Income (loss) before benefit from income taxes                     (355,725)           227,571         (128,154)
Provision (benefit) for income taxes                                (18,990)            23,401            4,411
                                                            ---------------   -----------------  --------------
Net income (loss)                                               $  (336,735)        $  204,170      $  (132,565)
                                                            ===============   =================  ==============
Net income (loss) per share:
  Basic                                                         $     (9.14)                        $     (3.60)
  Diluted                                                       $     (9.14)                        $     (3.60)
Shares used in computing net income (loss) per share:
  Basic                                                              36,854                              36,854
  Diluted                                                            36,854                              36,854

    The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial information.

                            MATTSON TECHNOLOGY, INC.

               Unaudited Notes to Pro Forma Financial Information

(1) This adjustment reflects the assets sold to and the liabilities assumed by SCP. This adjustment also eliminates certain balances related to the Wet Business from the consolidated Mattson accounts that Mattson no longer retains after the transaction is consummated. These balances include deferred revenues, inventories awaiting customer acceptance and other comprehensive income. All adjustments are reflected net of intercompany transactions.

(2) This adjustment reflects the gross cash proceeds to be received from SCP after the transfer of the Wet Business entities and Wet Business related assets. The amount consists of the following balances (in thousands):

              Repayment of cash and cash equivalents            $   31,592 (A)
              Repayment of restricted cash                             521 (B)
              Contractual purchase price payment                     2,000 (C)
                                                                ----------
              Total adjustment                                  $   34,113
                                                                ==========

     (A) This adjustment represents the repayment of cash and cash equivalents balances by SCP to Mattson for cash and cash equivalents of the sold Wet Business entities.

     (B) This adjustment represents the repayment of restricted cash balances by SCP to Mattson for restricted cash of the sold Wet Business entities.

     (C) This adjustment reflects the contractual $2.0 million payment by SCP to Mattson for the acquisition of the Wet Business entities.

(3) This adjustment reflects the effect of liabilities incurred by Mattson as a result of the sale of Wet Business entities to SCP. The adjustment includes the effect of reductions in force at the Wet Business entities which are to be paid for by Mattson, additional customer obligations and arrangements for which Mattson indemnifies SCP, and other litigation related liabilities.

(4) This adjustment gives effect to the costs for fees payable to investment bankers, legal counsel and accountants associated with the sale of the Wet Business entities. The following is a detail of the adjustment (in thousands):

              Investment bankers' fees                          $    1,600
              Legal fees                                               406
              Accounting and other professional
                 services fees                                         150
                                                                ----------
              Total adjustment                                  $    2,156
                                                                ==========

(5) The amount represents estimated loss on the disposition of wet business which is calculated as follows (in thousands):

Contractual purchase price payment due from SCP                                    $ 2,000
Net book value of assets sold, including goodwill and intangibles                  (95,095)
Net book value of liabilities assumed by SCP, including deferred revenues           98,948
Other, including additional obligations incurred in connection with and
  fees and costs resulting from the disposition                                    (10,081)
                                                                              -------------
     Estimated loss                                                              $  (4,228)
                                                                              =============

(6) These adjustments reflect the elimination of the Wet Business's operations, net of intercompany transactions, between Mattson and the Wet Business entities. The adjustment includes the revenues, cost of sales, operating expenses and other items, net of intercompany transactions, that are directly attributable to the Wet Business entities sold by Mattson to SCP. In addition, it includes allocations of payroll-related expenses from the shared service centers as far as these relate to personnel who performed services exclusively for the Wet Business being sold, and whose employment is being transferred to SCP.